UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

HORIZON HEALTH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 21, 2006, the following message and transmittal memorandum were sent to employees on behalf of the Chairman, President and Chief Executive Officer of the Company:

The Company announced today that our Board of Directors has approved the acquisition of Horizon Health by Psychiatric Solutions, Inc.  A definitive agreement for the transaction has been executed.  The consummation of the transaction is subject to approval by the stockholders of Horizon Health, receipt of regulatory approvals and other customary closing conditions.  It is estimated that the transaction will be completed in 3 to 5 months in the second calendar quarter of 2007.

A copy of the Company press release regarding the transaction  will be posted on our website www.horizonhealth.com in the Investors Relations section.  Information regarding Psychiatric Solutions, Inc. can be obtained from its website www.psysolutions.com.

I personally have mixed emotions regarding this decision.  However, I understand the Board must consider what is in the best interests of our shareholders, the actual owners of Horizon Health.

I am very proud of Horizon and all its employees.  I am proud of what we have achieved.  I am proud of our focus on patient care and how we conduct our business as professionals.

Our businesses will continue under Psychiatric Solutions.  Psychiatric Solutions has advised us that it does not intend to sell any part of the Company and that it intends to continue the contract management business under the Horizon name.

There are significant synergies between the companies.  Psychiatric Solutions is a larger company and I believe the combination of the companies will provide opportunities both for our business and for many of you.  During the period until consummation of the transaction, the Company will conduct its business as usual.  It is very important to Horizon Health and you as employees of Horizon Health that we do so.

We will be further communicating with you in the near future, both individually and collectively, regarding what the acquisition will mean to Horizon Health employees when the transaction is consummated.  While there will be changes as a result of the transaction and for some of us uncertainty, I would expect each of us to continue to act in our high caliber professional manner.  For now you should take a “wait and see” attitude until we provide more information.  To the extent any changes are made, those would not occur until the transaction is completed. I believe any affected employees will be treated fairly.  We will be getting more information to you as soon as possible, but I reiterate that no employee changes are being made at this time.

We will be appointing a transition team to act as liaison with PSI during the period prior to completion of the transaction as we want to avoid confusion or miscommunication that could otherwise inadvertently occur.  All questions about the transaction and all contacts and communication with anyone at PSI during the period until the transaction is completed should be handled through the transition team, which will be headed by David Meyercord.  You should not make contact with anyone at PSI except through members of the transition team.  If you receive an inquiry or communication from anyone at PSI, it should be referred to a member of the transition team.

For regional contract management employees and program directors who are managing specific sites on behalf of our client hospitals, we will be organizing conference calls later today to respond to any questions you might have.

As always, thank you for what you have done and will do individually on behalf of Horizon Health.

Ken Newman
Chairman, President, and Chief Executive Officer
December 21, 2006

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This document includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “expect,” “will be,” “intend,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future expectations.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Horizon Health and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger; including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure by Psychiatric Solutions to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the amount of the costs, fees, expenses and charges related to the merger; and (7) other risks that are set forth in the “Risk Factors,” section and elsewhere in Horizon Health’s SEC filings, copies of which may be obtained by contacting Horizon Health’s investor relations department via its website www.horizonhealth.com. Many of the factors that will determine the outcome of the subject matter of this document are beyond Horizon Health’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, Horizon Health will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Horizon Health at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free from Horizon Health by directing such request to Horizon Health Corporation, Investor Relations Department, 2941 S. Lake Vista Drive, Lewisville, Texas, 75067, telephone 972-420-8200.

Horizon Health and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger by virtue of their ownership of securities of Horizon Health. Information concerning the interests of Horizon Health’s participants in the solicitation, which may be different than those of Horizon Health stockholders generally, is set forth in Horizon Health’s proxy statement for its Annual Meeting scheduled to be held on January 19, 2007 and Annual Report on Form 10-K for the fiscal year ended August 31, 2006, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

END

From:	Horizon Health

Sent:	December 21, 2006

Subject:	Message from the Chairman

Please see the enclosed which includes important SEC legends which were inadvertently omitted from the same Message from the Chairman sent to you earlier today.